Shire Pharmaceuticals Group plc
Hampshire International Business Park,
Chineham, Basingstoke RG24 8EP  UK
Tel +44 1256 894000 Fax +44 1256 894708
http://www.shire.com

                                                        Shire

10 June 2003

Shire Pharmaceuticals Group plc (the 'Company')

Share Repurchase

The Company announces that on 9 June 2003 it purchased for cancellation 270,000 of its ordinary shares of (pound)0.05 each at a price of 417.3972p per share and 200,100 of its ordinary shares of (pound)0.05 each at a price of US$6.8687 per share.

T May

Company Secretary

For further information please contact:

Gordon Ngan - Investor Relations                    +44 1256 894 160

Notes to editors

Shire Pharmaceuticals Group plc
Shire Pharmaceuticals Group plc (Shire) is a rapidly growing international emerging pharmaceutical company with a strategic focus on four therapeutic areas
- central nervous system disorders (CNS), gastrointestinal (GI), oncology, and anti-infectives. Shire also has three platform technologies: advanced drug delivery, lead optimization for small molecules and Biologics. Shire's core strategy is based on research and development combined with in-licensing and a focus on eight key pharmaceutical markets.

For further information on Shire, please visit the Company's website: www.shire.com